UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 30, 2015

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Marys, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯☐  Written communications pursuant to Rule 425 under the Securities Act
⁯☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.  Unregistered Sales of Equity Securities.

On June 30, 2015, ProtoKinetix, Incorporated (the "Company" or "ProtoKinetix") entered into an agreement with Clarence E. Smith, the Company's President and CEO, pursuant to which Mr. Smith agreed to purchase 625,000 shares of common stock of the Company at a price of $0.08 per share, representing aggregate total proceeds of $50,000, all of which had been advanced by Mr. Smith previously to the Company to pay Company expenses.

On July 1, 2015, Mr. Smith converted his convertible promissory note of $100,000 into 1,250,000 shares of common stock of the Company at a price of $0.08 per share.

For both issuances of securities, the Company relied on the exemption under Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder for the issuance of common stock.  No commission or other remuneration was paid on the issuance of the common stock.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, the Board of Directors of the Company appointed Edward P. McDonough as a member of the Board of Directors, effective immediately.  The Company has also issued a two-year option for 1,000,000 shares of common stock subject to vesting exercisable at $0.10 per share to Mr. McDonough in connection with his appointment to the Board and for services to the Company. Mr. McDonough's biography is set forth below.

Edward P. McDonough, age 63, was appointed as a member of the Board of Directors of the Company on July 1, 2015.  In addition to serving as a director of the Company, Mr. McDonough is a managing shareholder and President of McDonough, Eddy, Parsons & Baylous, A.C., a certified public accountant firm in Parkersburg, West Virginia since 1985.  The firm originated in the early 1950s, employs 15 professional certified public accountants and accountants, and serves as certified public accountants for approximately 400 private corporations, firms, and individuals in various commercial, business, professional, and industrial fields.  Mr. McDonough became a Certified Public Accountant in 1978, a Certified Valuation Analyst in 1996, and a Chartered Global Management Accountant in 2012.  Since 1986, Mr. McDonough has served as a Director and Chairman of the Board of Community Bank of Parkersburg, held by Community Bankshares, Inc.  He is also a Member of the American Institute of Certified Public Accountants (AICPA), has served as a Past President and Member of the West Virginia Board of Accountancy, is a Life Member, Past Director and Past President of the West Virginia Society of Certified Public Accountants and is a Member and Past President of the Parkersburg Chapter of the West Virginia Society of CPAs.  Mr. McDonough acquired his Bachelor of Science in Business Administration with a Major in Accounting at West Virginia University in Morgantown, West Virginia in 1973.

Adoption of the 2015 Stock Option and Stock Bonus Plan

On July 1, 2015, the Board of Directors of the Company adopted the 2015 Stock Option and Stock Bonus Plan (the "Plan").  The Board of Directors adopted this plan as it anticipates utilizing equity compensation as part of its ongoing standard corporate operations and in connection with its contemplated activities going forward.

Under the Plan, the lesser of: (i) 20,000,000 shares; or (ii) 10% of the total number of ProtoKinetix common shares outstanding are reserved to be issued upon the exercise of options or the grant of stock bonuses.  As such, the Plan is subject to an absolute cap of 20,000,000 shares.  The Plan includes two types of options.  Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended are referred to as incentive options.  Options which are not intended to qualify as incentive options are referred to as non-qualified options.

To date 1,600,000 options have been granted under the Plan.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors.  In addition to determining who will be granted options or bonuses, the committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted.  The committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan.  The committee may determine the purchase price of the shares of common stock covered by each option and determine the fair market value per share.  The committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan.  The committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The committee also has the power to interpret the Plan, and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Participants in the Plan may be selected by the committee from employees, officers, consultants and advisors (including board members) of ProtoKinetix.  The committee may take into account the duties of persons selected, their present and potential contributions to the success of ProtoKinetix and such other considerations as the committee deems relevant to the purposes of the Plan.

In the event of a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option.  The committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding common stock.  Options and bonuses may provide that in the event of the dissolution or liquidation of ProtoKinetix, a corporate separation or division or the merger or consolidation of ProtoKinetix, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the committee may provide that each option granted under the Plan shall terminate as of a date fixed by the committee.

The exercise price of any option granted under the Plan must be no less than 100% of the "fair market value" of ProtoKinetix's common stock on the date of grant.  Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the common stock must be at a price of no less than 110% of the fair market value per share on the date of grant.

The exercise price of an option may be paid in cash, in shares of ProtoKinetix common stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares, other securities and property.  The committee determines whether or not property other than cash or common stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of July 2015.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO